UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 23, 2011

AspenBio Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On December 23, 2011, AspenBio Pharma, Inc. (the "Company") entered into a Placement Agency Agreement, relating to a registered direct offering by the Company of up to an aggregate of $2,000,000 of registered securities ("Security" or “Securities”) of the Company, pursuant to which Ladenburg Thalmann & Co. Inc. served as the sole placement agent. In the offering, each Security consists of one share of the Company’s common stock, no par value ("Common Stock"), and a warrant to purchase one share of Common Stock. The sale of the Securities is being made pursuant to a Securities Purchase Agreement, dated December 23, 2011 (the "Purchase Agreement"), with each of the investors. The investors have agreed to purchase the Securities for a negotiated price of $1.02 per security, resulting in gross proceeds to the Company of approximately $1,637,100, before deducting placement agent’s fees and estimated offering expenses. The net offering proceeds to the Company from the sale of the Securities, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $1.5 million. Pursuant to the Placement Agency Agreement, the placement agent shall receive an aggregate fee of $111,215 and expense reimbursement of $16,371 in connection with the offering.

The per share exercise price of the warrants is $1.22.  The warrants are exercisable at any time on or after six months from the date of closing and will expire on a date that is sixty months thereafter. The closing of the sale and issuance of the Securities is expected to take place on or about December 30, 2011, subject to the satisfaction of customary closing conditions.

A copy of the Placement Agency Agreement, opinion of Ballard Spahr LLP, form of Purchase Agreement and form of warrant are attached to this Current Report on Form 8-K as Exhibits 1.1, 5.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agency Agreement, the warrants and the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

On December 27, 2011, the Company issued a press release announcing the above-described offering of the Securities. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company offered and is selling the above-described Securities pursuant to a prospectus and a prospectus supplement, pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-174213), previously declared effective by the Securities and Exchange Commission (the "Shelf Registration Statement"). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 5.1, 10.1, 10.2 and 99.1 by reference into the Shelf Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

1.1	Placement Agency Agreement, dated December 23, 2011, between the Company and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Ballard Spahr LLP.

10.1	Form of Securities Purchase Agreement between the Company and each of the investors signatories thereto.

10.2	Form of Warrant between the Company and each of the investors signatories thereto.

99.1	Press release issued on December 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
December 28, 2011	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agency Agreement, dated December 23, 2011, between the Company and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Ballard Spahr LLP.
10.1	Form of Securities Purchase Agreement between the Company and each of the investors signatories thereto.
10.2	Form of Warrant between the Company and each of the investors signatories thereto.
99.1	Press release issued on December 27, 2011.